UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2019

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 393-8248

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On February 25, 2019, Sabra Health Care REIT, Inc. (the “Company”) entered into an equity distribution agreement (the “Distribution Agreement”) with BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., The Huntington Investment Company, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc. (individually, a “Sales Agent” and together, the “Sales Agents”) to sell shares of its common stock, $0.01 par value per share, having aggregate gross proceeds of up to $500,000,000 (the “Shares”) from time to time through the Sales Agents.

Pursuant to the terms of the Distribution Agreement, the Shares may be sold by any method permitted by law deemed to be an “at-the-market” offering, including, without limitation, sales made directly on the Nasdaq Global Select Market, on any other existing trading market for the Company’s common stock or to or through a market maker (which may include block transactions). In addition, with the Company’s prior consent, the Sales Agents may also sell the Shares in privately negotiated transactions. The Company will pay each Sales Agent a commission of up to 1.5% of the gross proceeds from the sales of Shares sold pursuant to the Distribution Agreement. The offering of Shares pursuant to the Distribution Agreement will terminate upon the earlier of (i) the sale of the maximum aggregate amount of the Shares subject to the Distribution Agreement, or (ii) the termination of the Distribution Agreement as permitted therein. The offering of Shares pursuant to the Distribution Agreement may also be suspended as permitted therein.

The Company intends to contribute the net proceeds from the sales of Shares pursuant to the Distribution Agreement to Sabra Health Care Limited Partnership (the “Operating Partnership”), which will in turn use the net proceeds to repay indebtedness, to fund possible future investments and/or for general corporate purposes. Indebtedness that may be repaid by the Operating Partnership includes borrowings that may then be outstanding under the Company’s fourth amended and restated unsecured credit facility. Affiliates of BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., The Huntington Investment Company, J.P. Morgan Securities LLC, KeyBanc Capital Markets, Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc. are lenders under the credit facility and, in such capacity, may receive a portion of the net proceeds from the offering of Shares pursuant to the Distribution Agreement to the extent that the Company uses any net proceeds to reduce amounts outstanding under the facility. In addition, Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under the revolving credit facility, a fee in connection with this offering.

The foregoing description of the material terms of the Distribution Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, the form of which is filed as Exhibit 1.1 to this report and incorporated herein by reference.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-215574), filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 17, 2017 and the prospectus supplement filed by the Company with the SEC on February 25, 2019. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the opinion of Venable LLP, relating to the legality of the Shares, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Equity Distribution Agreement, dated February 25, 2019, among the Company and BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., The Huntington Investment Company, Jefferies LLC, JMP Securities LLC, J.P. Morgan Securities LLC, KeyBanc Capital Markets Inc., Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., Stifel, Nicolaus & Company, Incorporated and SunTrust Robinson Humphrey, Inc.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: February 25, 2019